EXHIBIT 99.1

CONTACTS:

SinoHub, Inc.:
Falicia Cheng
+86-755-2661-1080
falicia@sinohub.com

In the U.S.:
PondelWilkinson Inc.
Laurie Berman/Angie Yang
310-279-5980
investor@pondel.com

SINOHUB REPORTS FOURTH QUARTER AND 2008 YEAR-END FINANCIAL
RESULTS, POSTING TRIPLE-DIGIT 2008 GAINS IN REVENUE, GROSS
PROFIT, NET INCOME

SANTA CLARA and SHENZHEN, CHINA, March 16, 2009 — SinoHub, Inc. (OTCBB: SIHI), which conducts substantially all of its operations through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited in the People’s Republic of China, today reported strong financial results for the fourth quarter and full year ended December 31, 2008, with fourth quarter revenues, gross profit and net income up 154%, 201% and 242%, respectively, over the prior-year period.

Net income for the 2008 fourth quarter more than tripled to $2.9 million, or $0.12 per fully diluted share, from $858,000, or $0.05 per fully diluted share, for the 2007 fourth quarter.  Total revenues for the 2008 fourth quarter increased more than two and a half times to $26.5 million from $10.4 million in the prior-year quarter.

The company’s electronic component procurement and sales business generated growth of nearly 150%, with revenues of $23.9 million for the fourth quarter of 2008, versus $9.6 million in the same period last year.  Revenues from the company’s supply chain management services business increased more than three-fold to $2.6 million for the 2008 fourth quarter from $781,000 in the fourth quarter of 2007.

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Total operating expenses for the 2008 fourth quarter amounted to $2.6 million, or approximately 10% of total revenues, compared with $1.1 million, or approximately 11% of total revenues, a year earlier.  The increase in total operating expenses reflects higher selling, general and administrative costs in support of the company’s substantial revenue growth.

At December 31, 2008, SinoHub had $5.9 million in non-restricted cash and cash equivalents, up from $4.3 million at December 31, 2007.  Working capital was $22.8 million at year-end 2008 compared with $6.6 million at the close of 2007, and total stockholders’ equity was to $23.5 million at year-end 2008, up from $7.5 million at December 31, 2007.

“The strength of SinoHub’s 2008 performance reflects the successful execution of our strategic initiatives,” said Harry Cochran, chief executive officer.  “Our strong revenue growth and results demonstrate the power of our supply chain management platform, which we believe is the critical framework supporting our rapid growth.  Increased access to financial resources during the year helped to fuel heightened levels of business activity in our procurement-fulfillment and component sales businesses.  In addition, we are benefiting from a significantly deepened bench of corporate advisors, including four new board members in 2009.  We believe we are poised to continue our growth in 2009.”

“As quickly as the company has been growing, we believe the opportunity ahead of us is even larger, particularly with the rollout of 3G technology-enabled mobile devices, since roughly 70% of our business is in the mobile phone arena,” said Lei Xia, president of SinoHub.  “We are leveraging our comprehensive platform as we pursue new business opportunities, and we believe we are fortifying SinoHub’s ability to sustain profitable, long-term growth.  With 90 percent of our manufacturer customers selling their products into China we believe our prospects remain robust for 2009.”

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Full Year Financial Results

Net income grew substantially for 2008 to $8.5 million, or $0.40 per fully diluted share, from $3.5 million, or $0.22 per fully diluted share, for 2007.  Total revenues grew to $79.5 million for 2008 from $28.8 million for 2007.  The company’s electronic component procurement-fulfillment and component sales businesses generated revenues of $74.5 million for 2008, an almost three-fold increase from $26.7 million last year.  Revenues from the company’s supply chain management services business increased 137% to $5.0 million for 2008 from $2.1 million for 2007.  Total operating expenses for 2008 were $5.4 million, or 7% of total revenues, compared with $2.7 million, or 9% of total revenues, in 2007.

Conference Call

SinoHub has scheduled a conference call for 7:30 am. (PDT) March 17, 2009 to discuss the company’s fourth quarter and year end financial performance.  Interested parties may participate in the call by dialing 866-356-4441 from the U.S. or Canada, or 617-597-5396 from international locations, and entering passcode 5632083.  This call also is being webcast and can be accessed from SinoHub’s web site at www.sinohub.com where it will be archived for a period of one year. An audio replay of the conference call will be available through midnight (PDT) March 24, 2009 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-688 from international locations, and entering passcode 34815044.

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About SinoHub

SinoHub’s business was founded in 2000 by veteran entrepreneur Harry Cochran and electronic component industry veteran Lei Xia to participate in the rapid growth of the electronics business in China.  The company is engaged in electronic component sales and provides world-class supply chain management services with transparent information access for participants in the electronic components supply chain in China. For more information, visit the company’s web site at www.sinohub.com.

Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws.  You can identify forward-looking statements by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms.  These statements involve risks known to us, significant uncertainties, and other factors, many of which we cannot predict with accuracy and some of which we might not even anticipate, which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which we have made assumptions are:

•	our views on the potential growth of the mobile telephone and network equipment markets in China;
•	our ability to overcome competition from other suppliers;
•	any increase in the cost of component parts that we supply or increases in operating costs which cannot be passed on to our customers;
•	the availability of financing on attractive terms or at all, which may adversely impact our growth plans or increase our future interest expense;
•	changes in interest rate levels and volatility in securities markets;
•	the retention of import/export licenses and SinoHub SCM SZ’s Client Coordinator Enterprise Coordinator status with the Huanggang Customs authority;
•	economic, political, regulatory, legal and foreign exchange risks associated with our operations;
•	changes in governmental regulation, tax rates and similar matters;
•	retention of key members of our senior management; and
•	the abatement of the current global economic crisis over time.

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Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  For further information on factors which could impact us and the statements contained herein, see the “Risk Factors” included in Item 1A of our Annual Report on Form 10-K.  We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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(Financial Tables Follow)

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SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three months ended December 31,		Years ended December 31,
	2008	2007	2008	2007
NET SALES
Supply chain management services	$2,612,000	$781,000	$4,973,000	$2,096,000
Electronic components	23,861,000	9,623,000	74,511,000	26,698,000
Total net sales	26,473,000	10,404,000	79,484,000	28,794,000
COST OF SALES
Supply chain management services	491,000	385,000	1,444,000	995,000
Electronic components	19,688,000	7,931,000	61,830,000	21,130,000
Total cost of sales	20,179,000	8,316,000	63,274,000	22,125,000

GROSS PROFIT	6,294,000	2,088,000	16,210,000	6,669,000

OPERATING EXPENSES
Selling, general and administrative	1,244,000	1,020,000	3,787,000	2,297,000
Depreciation	101,000	113,000	389,000	383,000
Allowance for doubtful debts	1,237,000	-	1,237,000	-
Loss on disposal of property and equipment	-	-	5,000	-
Total operating expenses	2,582,000	1,133,000	5,418,000	2,680,000

INCOME FROM OPERATIONS	3,712,000	955,000	10,792,000	3,989,000

OTHER INCOME (EXPENSE)
Interest expense	(69,000)	(37,000)	(251,000)	(146,000)
Interest income	26,000	38,000	66,000	124,000
Other, net	7,000	43,000	27,000	43,000
Total other income (expense)	(36,000)	44,000	(158,000)	21,000

INCOME BEFORE INCOME TAXES	3,676,000	999,000	10,634,000	4,010,000
Income tax expense	741,000	141,000	2,151,000	509,000

NET INCOME	2,935,000	858,000	8,483,000	3,501,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	(138,000)	164,000	541,000	285,000

COMPREHENSIVE INCOME	$2,797,000	$1,022,000	$9,024,000	$3,786,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.12	$0.05	$0.41	$0.22
Weighted average number of shares-basic	24,486,000	16,829,000	20,925,000	15,797,000
Net income per share-diluted	$0.12	$0.05	$0.40	$0.22
Weighted average number of shares-diluted	25,132,000	16,962,000	21,460,000	15,929,000

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SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2008	December 31, 2007

CURRENT ASSETS
Cash and cash equivalents	$5,860,000	$4,282,000
Restricted cash	374,000	5,509,000
Accounts receivable, net of allowance	22,282,000	9,748,000
Inventories, net	435,000	853,000
Prepaid expenses and other	370,000	426,000
Due from related company	-	1,493,000
Total current assets	29,321,000	22,311,000

PROPERTY AND EQUIPMENT, NET	703,000	846,000

TOTAL ASSETS	$30,024,000	$23,157,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$764,000	$6,777,000
Accrued expenses and other	234,000	307,000
Bank borrowings	2,123,000	6,904,000
Notes payable to third parties	-	251,000
Income and other taxes payable	3,391,000	1,457,000
Total current liabilities	6,512,000	15,696,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 24,501,989 shares and 18,290,000 shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively	25,000	18,000
Additional paid-in capital	11,529,000	4,509,000
Retained earnings
Unappropriated	10,424,000	2,309,000
Appropriated	724,000	356,000
Accumulated other comprehensive income	810,000	269,000
Total stockholders’ equity	23,512,000	7,461,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,024,000	$23,157,000